Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Rule 13a-14(b) and Rule 15d-14(b) of the Securities Exchange Act, as amended.

In connection with the Annual Report on Form 10-K of Coachmen Industries, Inc. (the “Company”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each, I, Claire C. Skinner, Chairman of the Board and Chief Executive Officer of the Company and Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on their knowledge:

        (1)     The Annual Report on Form 10-K of Coachmen Industries, Inc. for the annual period ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Claire C. Skinner
Claire C. Skinner
Chairman of the Board and Chief Executive Officer

By: /s/ Joseph P. Tomczak
Joseph P. Tomczak
Executive Vice President and Chief Financial Officer

Date: March 10, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Coachmen Industries, Inc. and will be retained by Coachmen Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.